SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 5, 2003

                         ONE PRICE CLOTHING STORES, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                      0-15385                 57-0779028
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
incorporation or organization)                               Identification No.)

                             Hwy. 290 Commerce Park
                              1875 East Main Street
                          Duncan, South Carolina 29334
          (Address of principal executive offices, including zip code)
                                 (864) 433-8888
              (Registrant's telephone number, including area code)


                                      None.
                             (Former name or Former
                                   Address if
                           Changed Since Last Report)












Item 5.  Other Events.

                  On September 5, 2003, One Price Clothing Stores, Inc. (the "Company") announced the resignation of Leonard M. Snyder, its Chairman of the Board of Directors and Chief Executive Officer, effective September 26, 2003. The Company also announced that if it has not hired a permanent Chief Executive Officer by September 26, 2003, Ronald S. Swedin shall be appointed as Acting Chief Executive Officer. Mr. Swedin currently serves as the Company's Senior Vice President-Store Operations. A copy of the related press release is attached.

About One Price Clothing Stores, Inc.

         The Company operates a national chain of retail specialty stores offering first quality, in-season apparel and accessories for women and children at exceptional values every day. The Company currently operates 557 stores in 30 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands under the One Price & More!, BestPrice! Fashions and BestPrice! Kids brands.

Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits.

(c)    Exhibits

         99.1     Press Release issued on September 5, 2003.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ONE PRICE CLOTHING STORES, INC.



Date:  September 10, 2003             /s/ Leonard M. Snyder
                                      ------------------------------------------
                                      Leonard M. Snyder, Chief Executive Officer